UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023 (April 3, 2023)

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Outlook Therapeutics, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (this “Amendment”) to amend the Current Report on Form 8-K, originally filed by the Company with the Securities and Exchange Commission on March 30, 2023 (the “Original Report”). The Original Report was filed, among other things, to report the results of the matters submitted to a vote by Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders held on March 29, 2023. This Amendment amends the Original Report solely to correct the disclosure regarding the previously reported voting totals.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 325,000,000 shares to 425,000,000 shares. The increase in the authorized number of shares of the Company’s common stock was effected pursuant to a Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on March 29, 2023 and was effective as of such date. The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on March 29, 2023, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 15, 2023 (the “Proxy Statement”). Of the 256,666,794 shares of the Company’s common stock outstanding as of the record date, 213,761,576 shares, or approximately 83.28%, were present or represented by proxy at the Annual Meeting.

The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter.

Proposal 1. Stockholders elected each of the following nominees to serve as Class I directors on the Company’s Board of Directors (the “Board”) until the Company’s 2026 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The voting results for such nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes
Yezan Haddadin	154,190,768	1,957,957	57,646,435
Kurt J. Hilzinger	154,253,585	1,895,140	57,646,435
Faisal G. Sukhtian	153,447,079	2,701,646	57,646,435

Proposal 2. Stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of its common stock authorized for issuance from 325,000,000 shares to 425,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
149,648,555	6,186,516	313,654	57,646,435

Proposal 3. Stockholders approved the potential issuance in excess of 19.99% of the Company’s outstanding common stock upon the conversion of an outstanding convertible note at less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
150,990,564	4,744,516	413,645	57,646,435

Proposal 4. Stockholders ratified the selection by the Audit Committee of the Board of KPMG, LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2023. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
213,073,357	413,007	308,796	N/A

Proposal 5. Stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
149,547,132	6,158,044	443,549	57,646,435

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's current report on Form 8-K filed with the SEC on March 30, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: April 3, 2023	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer